UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 28, 2006

(Date of earliest event reported)

LENOX GROUP INC

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Lenox Group Inc (the “Company”) issued a news release, dated August 2, 2006, entitled “Lenox Group Inc Reports Second Quarter 2006 Results”, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Effective July 28, 2006, Steve Ruelle accepted the position of President of Department 56, one of the Company’s principal business units.

From 2003 to 2006, Mr. Ruelle, age 43, served as Chief Executive Officer of Making Memories, Inc., a company based in Centerville, Utah that designs and supplies scrapbooks and scrapbooking materials. From 2002 to 2003, Mr. Ruelle was registered representative/manager for Virchow Krause Capital, an affiliate of Virchow Krause & Company, where he co-ordinated mergers and acquisitions and provided strategic consulting services. Mr. Ruelle replaces Ms. Linda Miller who has served as President of Department 56, in a consulting capacity, since September 30, 2005.

Mr. Ruelle has no family relationships with any member of the Board of Directors or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company. Mr. Ruelle and the Company have not entered into any employment agreement in connection with his election as President of Department 56.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 2, 2006, entitled “Lenox Group Inc Reports Second Quarter 2006 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC

/s/ Timothy J. Schugel

Timothy J. Schugel
Chief Financial and Operating Officer

Dated: August 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 2, 2006, entitled “Lenox Group Inc Reports Second Quarter 2006 Results.”